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               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549

                          FORM 8-K

              Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934



Date of Report(Date of earliest event reported) October 13, 1997
                                                ----------------

                 AK STEEL HOLDING CORPORATION
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   (Exact name of registrant as specified in its charter)


    DELAWARE             File No. 1-13696         31-1401455
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(State or other      (Commission file number)   (IRS employer
jurisdiction of                                 identification
incorporation)                                  number)


  703 Curtis Street, Middletown, Ohio           45043
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(Address of principal executive offices)      (Zip code)


Registrant's telephone number, including area code: (513) 425-5000
                                                     -------------


                         Not Applicable
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 (Former name or former address, if changed since last report)


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Item 5.   Other Events.
          ------------
          Filed herewith is a copy of a Press Release, dated
October 8, 1997, issued by AK Steel Holding Corporation (the "Company") to announce its earnings for the three months and nine months ended September 30, 1997. Included in the Press Release are statements of operations and earnings per share data for the three months ended September 30, 1997 and September 30, 1996 and the nine months ended September 30, 1997 and September 30, 1996. All normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results of operations for the periods presented have been included. The nature of the Company's business is such that the results for any interim period are not necessarily indicative of the results for a full year.

          The Company also announced in a Press Release dated October 8, 1997, that its board of directors authorized a two-for-one common stock split in the form of a stock dividend payable November 17, 1997, to shareholders of record on October 21, 1997. Following the stock split approximately 62 million common shares will be outstanding.

Item 7.   Exhibits.
          ---------


          (a)  Financial Statements of business acquired:

               Not applicable.

          (b)  Pro Forma financial information:

               Not applicable.

          (c)  Exhibits:

               (1)  Press Release, dated October 8, 1997

               (2)  Press Release, dated October 8, 1997


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                        Signatures



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                        AK STEEL HOLDING CORPORATION



                       /s/ John G. Hritz
                           ---------------------------------
                           Vice President, General Counsel
                           and Secretary


Dated:  October 13, 1997


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              AK STEEL HOLDING CORPORATION


                     FORM 8-K
                   CURRENT REPORT

                   Exhibit Index
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Exhibit No. Description                            Page
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    1       Press Release, dated October 13, 1997   5

    2       Press Release, dated October 13, 1997   6


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